UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): June 14, 2018

DPW HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Shipyard Way, Newport Beach, CA 92663
 (Address of principal executive offices) (Zip Code)

(510) 657-2635
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 14, 2018, DPW Holdings, Inc.’s (the “Company’s”) wholly-owned subsidiary, Digital Power Lending, LLC (”DPL”), entered into an agreement to organize and operate a joint venture (the “Agreement”) with QPAGOS  (“QPAGOS”) and Innovative Payment Systems, Inc. (“IPS”). In accordance with the terms of the Agreement, DPL, QPAGOS and IPS shall form a Delaware limited liability company to be called “Innovative e-Payment Solutions, LLC” for the purpose of conducting an electronic payments business in the State of California by acquiring, deploying, marketing, managing and operating a network of approximately 1,000 self-service kiosks to be purchased from QPAGOS.  DPL, QPAGOS and IPS are expected to enter into an operating agreement for Innovative e-Payment Solutions, and related agreements, on July 1, 2018 or such other date as may be mutually agreed (the “Closing Date”) whereby such parties plan to contribute to Innovative e-Payment Solutions their respective initial capital contributions as set forth therein.  For its 51% interest in Innovative e-Payment Solutions, DPL intends to contribute cash and a promissory note in the aggregate amount of $2.5 million.

In conjunction therewith, on the Closing Date, DPL and Innovative e-Payment Solutions expect to enter into a credit facility agreement whereby DPL shall provide Innovative e-Payment Solutions, subject to certain terms and conditions, including subject to DPL’s ability to obtain financing, with long-term financing to purchase and license QPAGOS self-service kiosks in an amount equal to the lesser of (i) the amount to purchase 500 kiosks or (ii) $2,500,000.  In addition, on the Closing Date QPAGOS and Innovative e-Payment Solutions expect to enter into an exclusive supply agreement pursuant to which Innovative e-Payment Solutions shall purchase the kiosks from  QPAGOS.  Unless otherwise agreed to by the parties, the Agreement shall terminate if the parties do not enter into the credit facility agreement and supply agreement on July 1, 2018, which is a condition of Closing. The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement filed as an exhibit to this Form 8-K.

Item 9.01 Exhibits and Financial Statements.

(d)  Exhibits

Exhibit No.	Description

10.1	Agreement to Organize and Operate a Joint Venture, dated June 14, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPW HOLDINGS, INC.

Dated: June 15, 2018	/s/ William Horne
William Horne Chief Financial Officer